Exhibit 2.1





                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                            REX CORNER HOLDINGS, LLC,


                          REX CORNER ACQUISITION CORP.


                                       AND


                                DUANE READE INC.


                          DATED AS OF DECEMBER 22, 2003








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                                TABLE OF CONTENTS

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RECITALS                  ........................................................................1

ARTICLE I THE MERGER      ........................................................................1

Section 1.1               The Merger..............................................................1

Section 1.2               Closing.................................................................2

Section 1.3               Effective Time..........................................................2

Section 1.4               Effects of the Merger...................................................2

Section 1.5               Certificate of Incorporation............................................2

Section 1.6               Bylaws..................................................................2

Section 1.7               Directors...............................................................2

Section 1.8               Officers................................................................3

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK..................................................3

Section 2.1               Conversion of Capital Stock.............................................3

Section 2.2               Surrender of Certificates...............................................3

Section 2.3               Stock Options...........................................................5

Section 2.4               Dissenting Shares.......................................................6

Section 2.5               Adjustments.............................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................7

Section 3.1               Organization and Power..................................................7

Section 3.2               Authorization; Enforceability...........................................8

Section 3.3               Organizational Documents and Minute Books...............................8

Section 3.4               Subsidiaries............................................................8

Section 3.5               Governmental Authorizations.............................................9

Section 3.6               Non-Contravention.......................................................9

Section 3.7               Capitalization.........................................................10

Section 3.8               Options and Other Rights...............................................11

Section 3.9               Voting.................................................................12

Section 3.10              SEC Reports and Disclosure Procedures..................................13

Section 3.11              Financial Statements; Liabilities......................................14

Section 3.12              Absence of Certain Changes.............................................15



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Section 3.13              Litigation.............................................................15

Section 3.14              Contracts..............................................................15

Section 3.15              Benefit Plans..........................................................16

Section 3.16              Labor Relations........................................................19

Section 3.17              Taxes..................................................................19

Section 3.18              Environmental Matters..................................................21

Section 3.19              Intellectual Property..................................................22

Section 3.20              Real Property..........................................................23

Section 3.21              Personal Property; Inventory...........................................24

Section 3.22              Permits; Compliance with Laws..........................................25

Section 3.23              Insurance..............................................................27

Section 3.24              Rights Agreement.......................................................28

Section 3.25              Takeover Statutes......................................................28

Section 3.26              Opinion of Financial Advisor...........................................28

Section 3.27              Brokers and Finders....................................................28

Section 3.28              Information in Proxy Statement.........................................29

Section 3.29              Transactions with Affiliates...........................................29

Section 3.30              No Other Representations or Warranties.................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT..............................................29

Section 4.1               Organization and Power.................................................30

Section 4.2               Authorization; Enforceability..........................................30

Section 4.3               Governmental Authorizations............................................30

Section 4.4               Non-Contravention......................................................31

Section 4.5               Interim Operations of Merger Sub.......................................31

Section 4.6               Schedule 13E-3 and Proxy Information...................................31

Section 4.7               Financing..............................................................32

Section 4.8               Brokers and Finders....................................................32

Section 4.9               No Other Representations or Warranties.................................33

ARTICLE V COVENANTS       .......................................................................33

Section 5.1               Conduct of Business of the Company.....................................33

Section 5.2               Access to Information; Cooperation; Confidentiality....................36

Section 5.3               No Solicitation........................................................37

Section 5.4               Notices of Certain Events..............................................39



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Section 5.5               Company Proxy Statement and Schedule 13E-3.............................40

Section 5.6               Company Stockholders Meeting...........................................41

Section 5.7               Financing..............................................................41

Section 5.8               Directors' and Officers' Indemnification and Insurance.................42

Section 5.9               Commercially Reasonable Efforts........................................42

Section 5.10              Consents; Filings; Further Action......................................43

Section 5.11              Public Announcements...................................................44

Section 5.12              Stock Exchange De-listing..............................................44

Section 5.13              Fees, Costs and Expenses...............................................44

Section 5.14              Takeover Statutes......................................................44

Section 5.15              Defense of Litigation..................................................44

Section 5.16              Rights Agreement.......................................................45

Section 5.17              Tax Matters............................................................45

Section 5.18              Infringement of Company Intellectual Property..........................46

Section 5.19              Employee Matters.......................................................46

ARTICLE VI CONDITIONS............................................................................47

Section 6.1               Conditions to Each Party's Obligation to Effect the Merger.............47

Section 6.2               Conditions to Obligations of Parent and Merger Sub.....................47

Section 6.3               Conditions to Obligation of the Company................................49

Section 6.4               Frustration of Closing Conditions......................................49

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................50

Section 7.1               Termination by Mutual Consent..........................................50

Section 7.2               Termination by Either Parent or the Company............................50

Section 7.3               Termination by Parent..................................................50

Section 7.4               Termination by the Company.............................................51

Section 7.5               Effect of Termination..................................................52

Section 7.6               Expenses Following Termination.........................................52

Section 7.7               Amendment..............................................................54

Section 7.8               Extension; Waiver......................................................54

Section 7.9               Procedure for Termination, Amendment, Extension or Waiver..............54

ARTICLE VIII MISCELLANEOUS.......................................................................54

Section 8.1               Certain Definitions....................................................54

Section 8.2               Interpretation.........................................................58



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Section 8.3               Survival...............................................................58

Section 8.4               Governing Law..........................................................58

Section 8.5               Submission to Jurisdiction.............................................59

Section 8.6               Waiver of Jury Trial...................................................59

Section 8.7               Notices................................................................59

Section 8.8               Entire Agreement.......................................................60

Section 8.9               No Third-Party Beneficiaries...........................................60

Section 8.10              Severability...........................................................60

Section 8.11              Rules of Construction..................................................60

Section 8.12              Assignment.............................................................61

Section 8.13              Remedies...............................................................61

Section 8.14              Specific Enforcement...................................................61

Section 8.15              Counterparts; Effectiveness............................................61

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                          AGREEMENT AND PLAN OF MERGER

                     AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2003 (this "Agreement"), by and among Rex Corner Holdings, LLC, a Delaware limited liability company ("Parent"), Rex Corner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Duane Reade Inc., a Delaware corporation (the "Company").

                                    RECITALS

                     (a) The respective boards of directors of Merger Sub and the Company have approved and declared advisable, and the board of directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement.

                     (b) Subject to certain exceptions, by virtue of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive $17.00 in cash per share, without interest.

                     (c) The board of directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's unaffiliated stockholders and has agreed to recommend that the Company's stockholders adopt this Agreement.

                     (d) Concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Anthony J. Cuti ("AJC") has entered into an employment agreement (the "AJC Agreement") with Merger Sub, the effectiveness of which is conditioned upon consummation of the Merger.

                     (e) Certain capitalized terms used in this Agreement have the meanings specified in Section 8.1.

                     Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  THE MERGER

                     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the "Surviving

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Corporation") and (c) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

                     Section 1.2 Closing. Subject to the satisfaction or waiver of all of the conditions set forth in Article VI hereof, the closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. as expeditiously as possible but no later than five (5) Business Days after the day on which the last of such conditions (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                     Section 1.3 Effective Time. Concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as Parent and the Company may agree in writing and specify in the Certificate of Merger in accordance with the DGCL. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

                     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                     Section 1.5 Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall, at the Effective Time, be amended and restated in accordance with Exhibit A attached hereto (the "Surviving Charter") until amended in accordance with the Surviving Charter and applicable Laws.

                     Section 1.6 Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the bylaws of the Surviving Corporation (the "Surviving Bylaws") until amended in accordance with the Surviving Charter, the Surviving Bylaws and applicable Laws.

                     Section 1.7 Directors. The parties shall take all requisite action so that the directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.


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                     Section 1.8 Officers. From and after the Effective Time,
the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

                                    ARTICLE II

                      EFFECT OF THE MERGER ON CAPITAL STOCK

                     Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

                     (a) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                     (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time (collectively, the "Excluded Shares") shall be cancelled automatically and shall cease to exist, without payment of any consideration being made in respect thereof.

                     (c) Conversion of Company Common Stock. Each share of Company Common Stock (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time (such shares of Company Common Stock are hereinafter referred to each, as a "Share" and collectively, as the "Shares"), shall be converted into the right to receive $17.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all Shares shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented Shares (the "Certificates") shall cease to have any rights with respect to the Shares, other than the right to receive the Merger Consideration (without any interest being payable thereon) upon surrender of the Certificates in accordance with
Section 2.2.

                     Section 2.2 Surrender of Certificates.

                     (a) Paying Agent. Prior to the Effective Time, Parent shall
(i) select a bank or trust company to act as the paying agent in the Merger (the "Paying Agent") and (ii) enter into an agreement with the Paying Agent, the terms and conditions of which shall be reasonably satisfactory to the Company and Parent.

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                     (b) Payment Fund. Promptly following the Effective Time on the Closing Date, Parent shall provide funds to the Paying Agent in amounts necessary for the payment of the aggregate Merger Consideration payable under
Section 2.1(c) upon surrender of the Certificates. Such funds provided to the Paying Agent are referred to herein as the "Payment Fund."

                     (c) Payment Procedures.

                     (i) Letter of Transmittal. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and (B) instructions for surrendering the Certificates.

                     (ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent or such agent or agents as Parent may designate, together with a duly executed letter of transmittal and any other documents required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration payable in respect of such Certificate less any required withholding of Taxes in accordance with Section 2.2(e). Any Certificates so surrendered shall be cancelled immediately. No interest shall accrue or be paid on any amount payable upon surrender of the Certificates.

                     (iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect such transfer and (B) the Person requesting such payment (1) pays any applicable transfer taxes or (2) establishes to the reasonable satisfaction of Parent and the Paying Agent that such taxes have already been paid or are not applicable.

                     (iv) No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Certificate shall be deemed, except as provided in this Agreement or by applicable Law, from and after the Effective Time, to represent for all purposes solely the right to receive the applicable Merger Consideration in accordance with the terms hereof. Payment of the Merger Consideration upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the Shares formerly represented by it.

                     (d) No Further Transfers. Upon and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for cash as provided in this
Article II.

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                     (e) Required Withholding. Parent, the Surviving Corporation
and the Paying Agent shall be entitled to deduct and withhold from any Merger Consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

                     (f) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates for any amount properly paid from the Payment Fund or delivered to a public official under any applicable abandoned property, escheat or similar Laws.

                     (g) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund as directed by Parent. Any interest and other income resulting from such investment shall be deemed property of, and shall be paid promptly to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and the Surviving Corporation's obligation to pay the full amount of the Merger Consideration.

                     (h) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation upon demand. Any holder of Certificates who has not complied with this Article II shall look thereafter only to the Surviving Corporation for payment of the applicable Merger Consideration. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise become subject to any abandoned property, escheat or similar Law, the Merger Consideration payable in respect of such Certificates shall, to the extent permitted by applicable Law, on the Business Day immediately prior to such date become the property of Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

                     (i) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such form and reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

                     Section 2.3 Stock Options.

                     (a) The Company shall take all requisite action so that, as of the Effective Time, each option to acquire shares of Company Common Stock (each, a "Company Stock Option") outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder of that Company Stock Option, shall be cancelled and converted into the


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right to receive an amount in cash, without interest, equal to (x) the Option
Merger Consideration multiplied by (y) the aggregate number of shares of Company Common Stock into which the applicable Company Stock Option was exercisable immediately prior to the Effective Time (whether or not then vested or exercisable by its terms). "Option Merger Consideration" means the excess, if any, of the Merger Consideration over the per share exercise or purchase price of the applicable Company Stock Option. The payment of the Option Merger Consideration to the holder of a Company Stock Option shall be reduced by any income or employment Tax withholding required under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes under this Agreement as having been paid to the holder of that Company Stock Option. At the Effective Time, all Company Stock Options shall be cancelled and all Company Option Plans shall terminate. On the Closing Date, Parent shall provide funds to the Company in amounts necessary for the payment of the aggregate Option Merger Consideration under this Section 2.3(a) which amounts shall be paid to the holders of Company Stock Options as promptly as practicable following the Closing Date. The Company shall take all actions to ensure that the Company Option Plans shall terminate as of the Effective Time. All administrative and other rights and authorities granted under any Company Option Plan to the Company, the board of directors of the Company or any committee or designee thereof, shall, following the Effective Time, reside with the Surviving Corporation.

                     (b) The Company shall take all reasonable actions required to qualify for the exemption contemplated by Rule 16b-3 under the Exchange Act for the treatment of the Company Stock Options contemplated hereby, including, if necessary or appropriate, obtaining the approval of the Company's board of directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

                     Section 2.4 Dissenting Shares.

                     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares for which the holder thereof has not voted in favor of the Merger or consented thereto in writing and has demanded the appraisal of such Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c). At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist and the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL.

                     (b) Notwithstanding the provisions of Section 2.4(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then such holder's shares (i) shall be deemed not to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration upon surrender of the


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Certificate representing such shares in accordance with Section 2.2. Parent shall promptly provide funds to the Paying Agent in amounts necessary for the payment of the Merger Consideration to such holders,

                     (c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock, the withdrawals of such demands, any other instrument served on the Company under the provisions of
Section 262 of the DGCL and any other matters relating to such demands, and (ii) the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not settle, offer to settle or make any payment with respect to any demands for appraisal without the prior written consent of Parent.

                     Section 2.5 Adjustments. If during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with a record date during such period, the price per share to be paid to holders of Shares in the Merger Consideration shall be appropriately adjusted.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article III of this Agreement reasonably readily apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub that:

                     Section 3.1 Organization and Power. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties (collectively, the "Company Assets"), and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other legal entity and is in good standing in each jurisdiction where the character of the Company Assets owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failures to be so qualified or licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.


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                     Section 3.2 Authorization; Enforceability. The Company has
all necessary corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Company Vote"), to consummate the transactions contemplated by this Agreement. The independent members of the board of directors of the Company have unanimously adopted resolutions: (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement; (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) declaring that the consideration to be paid to the stockholders of the Company in the Merger is fair to the Company's unaffiliated stockholders; (iv) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (v) recommending to the stockholders of the Company that they adopt this Agreement (the "Company Board Recommendation"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of such performance, to the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                     Section 3.3 Organizational Documents and Minute Books.

                     (a) Correct and complete copies of the Company's certificate of incorporation and bylaws, together with all amendments thereto, have been filed with the SEC and the Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or the equivalent organizational documents) of each of its Subsidiaries, in each case as in effect on the date of this Agreement (collectively, the "Company Organizational Documents").

                     (b) The Company has made available to Parent correct and complete copies of the minutes of all meetings of the stockholders, the boards of directors and each committee of the boards of directors of the Company and each of its Subsidiaries held since January 1, 2000.

                     Section 3.4 Subsidiaries.

                     (a) A correct and complete list of all Subsidiaries of the Company and their respective jurisdictions of organization is set forth in
Section 3.4(a) of the Company Disclosure Letter. Each outstanding share of capital stock of (or other ownership interest in) each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. Each of the Subsidiaries of the Company is


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wholly-owned by the Company, directly or indirectly, free and clear of any
Liens. The Company does not own, directly or indirectly, any capital stock of (or other ownership interest in) or any other securities convertible or exchangeable into or exercisable for capital stock of (or ownership interest in) any Person other than the Subsidiaries of the Company.

                     (b) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide loans to or make any investment in
(i) any Subsidiary of the Company that is not wholly-owned by the Company or
(ii) any other Person.

                     Section 3.5 Governmental Authorizations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (each, a "Governmental Entity"), other than:

                     (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

                     (b) the filing with the United States Securities and Exchange Commission (the "SEC") of (i) a proxy statement (together with any amendments thereof or supplements thereto, the "Company Proxy Statement") relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the "Company Stockholders Meeting") and, (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Exchange Act of 1934 (the "Exchange Act");

                     (c) compliance with state securities or "blue sky" laws;

                     (d) compliance with the rules and regulations of the New York Stock Exchange ("NYSE"); and

                     (e) the pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

                     Section 3.6 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

                     (a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents;

                     (b) contravene or conflict with, or result in any violation or breach of, any material Laws or Orders applicable to the Company or any of its Subsidiaries or by which any Company Assets are bound, assuming that all consents, approvals, authorizations, filings and notifications described in
Section 3.5 have been obtained or made;

                     (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, "Company Contracts");

                     (d) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Company Contract (for the purposes of this Section 3.6(d) only, the term Company Contract shall be deemed to exclude Real Property Leases);

                     (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Company Contract, or require any offer to purchase or any prepayment of any indebtedness or similar obligation;

                     (f) cause the creation or imposition of any Liens on any Company Assets;

except, in the case of clauses (c) - (f) for any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; or

                     (g) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Real Property Lease, except for the absence of any consent, approval or other authorization that would not, individually or in the aggregate, materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

                     Section 3.7 Capitalization.

                     (a) The authorized capital stock of the Company consists solely of (i) 75,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share.

                     (b) Under a Resolution Establishing Designation, Preferences and Rights of Series A Preferred Stock, the board of directors of the Company created a series of 75,000 shares of preferred stock designated as the "Series A Preferred Stock," par value $0.01 per share (the "Company Series A Preferred Stock"), which are issuable in connection with the rights to purchase those shares (the "Company Rights") issued under the Rights Agreement, dated as of September 12, 2002 (the "Company Rights Agreement"), by and between the Company and EquiServe Trust Company, N.A., as rights agent, a correct and complete copy of which, together with all amendments thereto, has been filed with the SEC.

                     (c) As of the close of business on December 19, 2003, (i) 24,162,272 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury by the Company and its Subsidiaries, (iii) 3,606,441 shares of Company Common Stock were reserved for issuance under the Company Option Plans, (iv) 4,958,232 shares of Company Common Stock were reserved for issuance in respect of the Company's Senior Convertible Notes due 2002 (the "Convertible Notes") issued pursuant to an Indenture, dated as of April 16, 2002, by and among the Company, the guarantors named therein and State Street Bank and Trust Company (the "Indenture") and (v) 75,000 shares of Company Series A Preferred Stock were reserved for issuance in connection with the Company Rights.

                     (d) Except as set forth in Sections 3.7(b) and 3.7(c), as of the close of business on December 19, 2003, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. Since September 27, 2003, (i) no shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock of the Company, have been issued other than upon exercise of the Company Stock Options outstanding on that date and (ii) the Company has not split, combined or reclassified any of its shares of capital stock.

                     (e) All of the outstanding shares of capital stock of the Company have been, and all shares of Company Common Stock that are subject to issuance will be, upon issuance prior to the Effective Time on the terms and subject to the conditions specified in the instruments under which they are issuable, duly authorized, validly issued, fully paid and non-assessable, and have not been, and will not be, issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any pre-emptive rights or similar rights created by statute, the Company Organizational Documents or any agreement to which the Company is a party or is bound.

                     Section 3.8 Options and Other Rights.

                     (a) As of the date of this Agreement, Company Stock Options to acquire an aggregate of 2,493,217 shares of Company Common Stock have been granted and are outstanding under the Duane Reade Holding Corp. 1992 Stock Option Plan and the 1997 Equity Participation Plan of Duane Reade Holding Corp. (collectively, the "Company Option Plans"). Except (i) for Company Stock Options to purchase an aggregate of 3,606,441 shares of Company Common Stock outstanding or available for grant under the Company Option Plans, (ii) the Convertible Notes, (iii) the Company Rights, (iv) those Company Contracts set forth in
Section 3.8(a) of the Company Disclosure Letter and (v) incentive compensation plans set forth in Section 3.15(a) of the Company Disclosure Letter, there are not now and as of the Effective Time there will not be, any (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, voting securities or ownership interests in the Company or any of its Subsidiaries, (B) options (including stock option plans and programs), warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries (whether contingent, unvested or otherwise), or obligations of the Company or any of its Subsidiaries to issue, sell, deliver, exchange, convert, transfer or cause to be issued, sold, delivered, exchanged, converted or transferred, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests
in) the Company or any of its Subsidiaries, (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or any of its Subsidiaries, (D) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote on any matters on which stockholders of the Company may vote (the items in the immediately preceding clauses (A), (B), (C) and (D), together with the Shares and any other capital stock of (or ownership interest in) the Company or any of its Subsidiaries, being referred to collectively as "Company Securities") or (E) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares or the business, operations or performance (or any portion thereof) of the Company or any of its Subsidiaries, or any similar or other derivative securities. There are no outstanding obligations (whether contingent, unvested or otherwise) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

                     (b) The Company has made available to Parent correct and complete copies of all Company Option Plans and all forms of options issued under those Company Option Plans. Section 3.8(b) of the Company Disclosure Letter sets forth a correct and complete list of the following information, as of the date of this Agreement, with respect to each Company Stock Option: (i) the name of the holder of that option; (ii) the exercise price for that option;
(iii) the number of shares of Company Common Stock subject to that option; (iv) the Company Option Plan under which that option was granted, together with any Contract that modifies or purports to modify the terms or conditions of the applicable Company Option Plan; and (v) the dates on which that option was granted.

                     (c) The Company has made available to Parent correct and complete copies of the Indenture and the global note representing the Convertible Notes. Section 3.8(c) of the Company Disclosure Letter sets forth a correct and complete list of the following information, as of the date of this Agreement, with respect to the Convertible Notes: (i) the aggregate principal amount thereof, (ii) the aggregate amount of accrued and unpaid interest thereon, (iii) the conversion price thereof and (iv) the "Change in Control Purchase Price" (as defined in the Indenture), assuming a "Change in Control" (as defined in the Indenture) shall have occurred as of the date hereof. Original issue discount on the Convertible Notes does not accrue (other than for tax purposes) until after April 16, 2007.

                     Section 3.9 Voting.

                     (a) The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the DGCL, other applicable Laws or otherwise) to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

                     (b) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of (or other ownership interests in) the Company or any of its Subsidiaries.

                     Section 3.10 SEC Reports and Disclosure Procedures.

                     (a) The Company has timely filed with the SEC, and has made available to Parent correct and complete copies of, all forms, reports, certifications, schedules, registration and definitive proxy statements and other documents required to be filed by the Company with the SEC since January 1, 2001 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act"), as the case may be, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, unless such information contained in any Company SEC Report has been corrected by a later-filed Company SEC Report filed prior to the date hereof. The Company is not required to file any forms, reports, schedules, statements or other documents with any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service other than the NYSE. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service.

                     (b) The Company has established and maintained proper disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) to ensure that material information required to be included in the Company SEC Reports is known to the officers of the Company responsible for preparing, and certifying as to the accuracy of, the Company SEC Reports (the "Company Responsible Officers").

                     (c) The Company Responsible Officers have disclosed to the Company's independent auditors and to the audit committee of the Company's board of directors (i) all known significant deficiencies in the design or operation of such disclosure controls and procedures which would adversely affect, in any material respect, the Company's ability to record, process, summarize and report financial data, and (ii) any known fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in such disclosure controls and procedures.

                     (d) The books and records of the Company and its Subsidiaries (i) have been and are being maintained in accordance with GAAP and all other applicable legal and accounting requirements in all material respects and (ii) accurately reflect, in all material respects, the transactions and accounts of the Company and its Subsidiaries.

                     (e) There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. There are no outstanding Contracts or understandings that forgive (or purport to forgive) any loan set forth in Section 3.10(e) of the Company Disclosure Letter. Since the enactment of the Sarbanes Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries.

                     Section 3.11 Financial Statements; Liabilities.

                     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports:

                     (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

                     (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes to those financial statements);

                     (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and their consolidated results of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which are of a material nature); and

                     (iv) since December 28, 2002, there has not been any change in any method of accounting or accounting principle by the Company or any of its Subsidiaries except as required by GAAP.

                     (b) There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due and whether known or unknown (collectively, "Liabilities"), of the Company or any of its Subsidiaries, that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, other than:

                     (i) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 28, 2002 and the footnotes thereto set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002;

                     (ii) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 27, 2003 and the footnotes thereto set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 (the "September 2003 Balance Sheet"); and

                     (iii) Liabilities incurred since December 28, 2002 in the ordinary course of business consistent with past practices.

                     (c) Except as set forth in the Company SEC Reports filed prior to the date hereof, there are no related party transactions or off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in such Company SEC Reports.

                     Section 3.12 Absence of Certain Changes. Since December 28, 2002, there has not been any Company Material Adverse Effect nor has there been any event, occurrence or development, and there has not arisen any state of circumstances or facts that has had or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Since September 28, 2003, except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and as set forth in the Company SEC Reports filed prior to the date of this Agreement, (a) the Company and each of its Subsidiaries have conducted their business in the ordinary course consistent with past practices and (b) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 5.1.

                     Section 3.13 Litigation. Section 3.13 of the Company Disclosure Letter contains a list of all legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, "Legal Actions") pending or, to the knowledge of the Company, threatened, in each case as of the date hereof, against or affecting (a) the Company or any of its Subsidiaries, (b) all or any material portion of the Company Assets or (c) any director, officer or employee of the Company or any of its Subsidiaries or other Person for whom the Company or any of its Subsidiaries may be liable. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, the Legal Actions set forth in Section 3.13 of the Company Disclosure Letter would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

                     Section 3.14 Contracts.

                     (a) As of the date hereof, there are no Company Contracts required to be described in, or filed as an exhibit to, any Company SEC Report that are not so described or filed as required by the Securities Act or the Exchange Act, as the case may be.

                     (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) all Company Contracts are valid and binding, in full force and effect and enforceable in accordance with their respective terms, (ii) neither the Company nor any of its Subsidiaries is in violation or breach of, or in default (with or without notice or the lapse of time or both) under, any Company Contract, (iii) to the knowledge of the Company, no other Person is in violation or breach of, or in default (with or without notice or the lapse of time or both) under, any Company Contract and (iv) no party to any Company Contract has informed the Company that it intends to terminate or modify the terms of such Contract.

                     (c) As of the date hereof, there are no Company Contracts in effect that (i) restrict the ability of the Company or any of its Subsidiaries to compete in any line of business or to engage in business in any geographic area, except for such restrictions that are customary for such Contracts and that only restrict the operation of individual stores (e.g., restrictions in a Real Property Lease on the permitted uses that may be made of the underlying premises) or (ii) contain any provision requiring the Company or any of its Subsidiaries to purchase a minimum amount of product or allocate a minimum amount of shelf space to certain products, (iii) provide for "earn-outs," "performance guarantees" or contingent payments by the Company or any of its Subsidiaries involving more than $250,000 over the term of such Company Contract, (iv) relate to indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien (other than a Permitted
Lien), or guarantees (but excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment), (v) relate to any material joint venture, partnership, strategic alliance or similar arrangement (including any franchising agreement) and (vi) relate to any pending purchase or sale by the Company or any of its Subsidiaries of any customer prescription files.

                     (d) Neither the Company nor any of its Subsidiaries is a party to or bound by any financial derivatives master agreements, futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities.

                     Section 3.15 Benefit Plans.

                     (a) The Company does not maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect Liability, with respect to any Company Benefit Plan or Multiemployer Plan. No named executive officer (as listed in the Company's most recently filed proxy statement with the SEC) participates in or is otherwise eligible to receive payments or benefits from any Company Benefit Plan not listed in Section 3.15 of the Company Disclosure Letter. The Company has made available to Parent with respect to each Company Benefit Plan, a correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Company Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter received from the Internal Revenue Service ("IRS"); (iv) the most recent summary plan description and summary of material modifications; (v) the three most recent (A) Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports; and (vi) all material correspondence with any Governmental Entity regarding the operation or the administration of any Company Benefit Plan given or received within the last three years. All references to the "Company" in this Section 3.15 shall refer to the Company and any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or
(o) of the Code.

                     (b) Since the date of most recent financial statements contained in the Company SEC Reports filed prior to the date hereof, there has been no amendment, modification or change relating to any Company Benefit Plan which would materially increase the cost of such Company Benefit Plan.

                     (c) The Company does not maintain or contribute to, and has not within the preceding six years maintained or contributed to, or had during such period the obligation to maintain or contribute to, any Company Benefit Plan subject to (i) Section 412 of the Code, (ii) Title IV of ERISA or (iii) any "multiple employer plan" within the meaning of the Code or ERISA.

                     (d) Each Company Benefit Plan is in compliance in all respects with all applicable Laws, except for such noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Each Company Benefit Plan that requires registration with a Governmental Entity has been so registered. Except as set forth in
Section 3.15(d) of the Company Disclosure Letter, (i) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the IRS with respect to such qualification;
(ii) its related trust has been determined to be exempt from taxation under
Section 501(a) of the Code; (iii) to the knowledge of the Company, no event has occurred since the date of such qualification or exemption that would adversely affect such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable Law;
(iv) with respect to any Company Benefit Plan, other than routine claims for benefits, no Liens, Legal Actions or complaints to or by any Person have been filed or made against such Company Benefit Plan or the Company or, to the knowledge of the Company, against any other Person and, to the knowledge of the Company, no such Liens, Legal Actions or complaints are contemplated or threatened and (v) except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, no individual who has performed services for the Company has been improperly excluded from participation in any Company Benefit Plan.

                     (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amount that could reasonably be construed, individually or in combination with any other such payment, to constitute an "excess parachute payment," as defined in
Section 280G(b)(1) of the Code; or (iv) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Benefits Plan.

                     (f) The Company has no Liabilities with respect to any misclassification of any Person as an independent contractor rather than as an employee except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

                     (g) Neither the Company nor any Company Benefit Plan, nor to the knowledge of the Company any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or would reasonably be expected to result in any Company Material Adverse Effect.

                     (h) The Company has not withdrawn in a complete or partial withdrawal from any Multiemployer Plan or incurred any unsatisfied liability due to the termination, insolvency or reorganization of a Multiemployer Plan within the last six years. The Company has not received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4121 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of ERISA).

                     (i) No Company Securities constitute or have constituted a material part of the assets of any Company Benefit Plan.

                     (j) Neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

                     (k) No Company Benefit Plan covers employees of the Company or any of its Subsidiaries outside of the United States.

                     (l) There is no Contract, plan or arrangement covering any Person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of their respective Subsidiaries by reason of Section 162(m) of the Code.

                     Section 3.16 Labor Relations.

                     (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and, within the last three years there has not been any, and there is no pending or, to the Company's knowledge, threatened (i) labor strike or (ii) material arbitration, grievance, unfair labor practice charge or complaint, dispute, strike, picket, walkout, work stoppage, slow-down, other job action, lockout or organizational effort involving the Company or any of its Subsidiaries.

                     (b) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all such applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or Social Security taxes and similar Taxes, and, to the knowledge of the Company, there is no pending or threatened inquiry or audit from any Governmental Entity concerning the Company's compliance with any applicable Law relating to the employment of labor. Neither the Company nor any of its Subsidiaries has any obligation to pay overtime in respect of any employee determined by the Company or such Subsidiary to be exempt from the overtime requirements of the Fair Labor Standards Act or any similar State Law.

                     (c) The Company or its Subsidiaries maintains in all material respects the original I-9 Employment Eligibility Verification Forms for persons it has employed, including those persons it currently employs, during the three year period ending on the date of the execution of this Agreement.

                     Section 3.17 Taxes.

                     (a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns are correct and complete in all material respects.

                     (b) The Company and its Subsidiaries have fully and timely paid all material Taxes owed by them (whether or not shown on any Tax Return) and have made adequate provision in accordance with GAAP for any Taxes that are not yet due and payable, other than Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or, if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP.

                     (c) The Company and its Subsidiaries have made available to Parent correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods for which the applicable statutory periods of limitation have not expired.

                     (d) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

                     (e) No audit or other proceeding by any Governmental Entity is pending with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries. No Governmental Entity has given written notice of its intention to assert any deficiency or claim for additional Taxes against the Company or any of its Subsidiaries. No written claim has been made against the Company or any of its Subsidiaries by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. All deficiencies for Taxes asserted or assessed against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports filed prior to the date hereof.

                     (f) There are no Liens for Taxes upon the Company Assets, except for Liens for current Taxes not yet due.

                     (g) Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the sharing, allocation or indemnification of Taxes (collectively, "Tax Sharing Agreements") or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation ss. 1.1502-6, Treasury Regulation ss. 1.1502-78 or any similar state, local or foreign Laws, as a transferee or successor, or otherwise.

                     (h) Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code.

                     (i) Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS.

                     (j) Neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes a "listed transaction" within the meaning of Treasury Regulation ss. 1.6011-4(b)(2).

                     (k) The net operating loss carryforwards of the Company and its Subsidiaries (the "NOLs") are not subject to any limitation under Section 382 or 384 of the Code or otherwise and, as of the date hereof, such NOLs are set forth in Section 3.17(k) of the Company Disclosure Letter. There are no Legal Actions pending or, to the knowledge of the Company, threatened against, with respect to or in limitation of the NOLs, including any limitations under
Section 382 or 384 of the Code (other than limitations incurred in connection with transactions contemplated by this Agreement).

                     (l) None of the Company or any of its Subsidiaries has agreed, or is required, to make any adjustment under Section 481(a) of the Code, and no Governmental Entity has proposed in writing any such adjustment or change in accounting method.

                     (m) Neither the Company nor any of its Subsidiaries is, or has been, a person other than a "United States person" within the meaning of the Code.

                     (n) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                     Section 3.18 Environmental Matters.

                     (a) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws relating to (i) pollution, contamination, protection of the environment, or to health or safety as they may be affected by exposure to Hazardous Substances,
(ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, "Environmental Laws").

                     (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans:

                     (i) that (A) would reasonably be expected to give rise to any Liabilities of the Company or any of its Subsidiaries under any Environmental Law or (B) have given rise to any such Liability that has not been resolved or discharged in all material respects;

                     (ii) that would reasonably be expected to require the Company or any of its Subsidiaries to incur any cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, Liabilities, payments, damages (including any actual, punitive or consequential damages (A) under any Environmental Law, contractual obligations or otherwise or (B) to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement, in each case arising under or relating to any Environmental Law (collectively, "Environmental Costs"); or

                     (iii) that, to the knowledge of the Company, would reasonably be expected to form the basis of any Legal Action against or involving the Company or any of its Subsidiaries arising under or relating to any Environmental Law.

                     (c) Neither the Company nor any of its Subsidiaries has since January 1, 2001, received any written notice and the Company does not otherwise have knowledge: (i) that any of them is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site or other location allegedly containing any Hazardous Substances; (ii) of any failure by any of them to comply with any Environmental Law or the requirements of any environmental Permits; or (iii) that any of them is requested or required by any Governmental Entity to perform any investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other Environmental Law. Neither the Company nor any of its Subsidiaries has received any such notice or other communication and the Company does not otherwise have knowledge of any such circumstances occurring prior to January 1, 2001 with respect to which the Company has any outstanding material Liability.

                     (d) The Company and its Subsidiaries have provided Parent access to all environmental assessment reports, in the Company's or its Subsidiaries' control, relating to the Company's or its Subsidiaries' current or former owned or leased real property.

                     Section 3.19 Intellectual Property.

                     (a) The Company and its Subsidiaries own, or otherwise possess valid IP Licenses or other rights to use the Intellectual Property used in connection with their respective businesses (the "Company Intellectual Property") free and clear of any Liens other than Permitted Liens.

                     (b) Section 3.19(b) of the Company Disclosure Letter sets forth a correct and complete list of all registrations, issuances, filings and applications for any material Intellectual Property filed by the Company or any of its Subsidiaries specifying as to each item, as applicable: (i) the nature of the item, including the title; (ii) the owner of the item; (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (iv) the issuance, registration or application numbers and dates.

                     (c) Section 3.19(c) of the Company Disclosure Letter sets forth a correct and complete list of all material IP Licenses under which the Company or any of its Subsidiaries is a licensor or licensee as of the date hereof.

                     (d) To the knowledge of the Company, all of the Company's and its Subsidiaries' rights in the material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries are valid and enforceable. The Company and its Subsidiaries have used reasonable efforts to maintain and protect each material item of Company Intellectual Property owned or purported to be owned by them. To the knowledge of the Company, none of the products or services owned, used, developed, provided, sold, licensed, imported or otherwise exploited by the Company or any of its Subsidiaries infringes upon or otherwise violates any Intellectual Property rights of others other than with respect to merchandise carried in the ordinary course of business. To the knowledge of the Company, no Person is materially infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

                     (e) All material Software (other than
commercially-available off-the-shelf software) used or owned by the Company or any of its Subsidiaries is set forth and described in Section 3.19(e) of the Company Disclosure Letter.

                     (f) The Company has privacy policies (each, a "Privacy Policy") regarding the collection and use of information from customers and website visitors ("Customer Information"), correct and complete copies of which have been made available to Parent. Neither the Company nor any of its Subsidiaries has collected or used any Customer Information in material violation of any applicable Laws or in material violation of any applicable Privacy Policy. The Company and its Subsidiaries have reasonable security measures in place to protect the Customer Information they receive through their websites and store in their computer systems from illegal use by third parties or use by third parties in a manner that violates the privacy rights of their customers. To the knowledge of the Company, the transactions contemplated by this Agreement will not materially violate any Privacy Policy as it existed when the relevant Customer Information was collected or obtained.

                     Section 3.20 Real Property.

                     (a) Section 3.20(a) of the Company Disclosure Letter sets forth a correct and complete schedule of all leases, subleases, licenses and other agreements (the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property as of the date hereof (the "Leased Real Property") and the address of the real property demised by each Real Property Lease, the name of landlord under each Real Property Lease and the commencement date of each Real Property Lease. The information set forth in Section 3.20(a) of the Company Disclosure Letter with respect to each Real Property Lease is correct and complete in all material respects.

                     (b) Section 3.20(b) of the Company Disclosure Letter sets forth a correct and complete schedule of all real property owned by the Company or any of its Subsidiaries as of the date hereof (the "Owned Real Property" and, together with the Leased Real Property, the "Real Property"). The Real Property constitutes all of the real property used by the Company and its Subsidiaries in the conduct of their business as of the date hereof.

                     (c) Section 3.20(c) of the Company Disclosure Letter is a correct and complete list of all of the stores operated by the Company or any of its Subsidiaries as of the date hereof.

                     (d) The Company and its Subsidiaries have good and marketable title to the Owned Real Property and good and valid leasehold interests in the Leased Real Property, in each case not subject to any Liens other than Permitted Liens and except as would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

                     (e) Section 3.20(e) of the Company Disclosure Letter is a correct and complete schedule of all subleases of Leased Real Property or leases of Owned Real Property, if any, pursuant to which a third party has the right to occupy any of the Real Property as of the date hereof (the "Real Property Subleases") and the address of the real property demised by each Real Property Sublease, the name of the sub-tenant under each Real Property Sublease and the commencement date of each Real Property Sublease.

                     (f) Since September 28, 2003, there has been no damage by fire or other casualty affecting the Real Property for which adequate insurance coverage is not available.

                     (g) Since January 1, 2001, neither the Company nor any of its Subsidiaries has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. To the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding affecting a material portion of the Real Property or any sale or other disposition of a material portion of the Real Property in lieu of condemnation.

                     Section 3.21 Personal Property; Inventory.

                     (a) The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all Company Assets (other than the Real Property) owned, used or held for use by them, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such Company Asset is subject to any Liens, except for Liens that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except for normal wear and tear, to the knowledge of the Company, the machinery and equipment of the Company and its Subsidiaries necessary for the continued conduct of their respective businesses are in generally good operating condition and in a state of reasonable maintenance and repair.

                     (b) Since January 1, 2001, the Company has not received written notice requesting a material recall of any item of Inventory. "Inventory" means all of the Company's and its Subsidiaries' inventory and merchandise, whether located in any of the Company's or its Subsidiaries' stores, warehouse, or in transit to any of such stores, together with the Company's and its Subsidiaries packaging inventory and displays.

                     Section 3.22 Permits; Compliance with Laws.

                     (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, certifications, registrations, consents, certificates, approvals and other permits of any Governmental Entity ("Permits") necessary for it to own, lease and operate the Company Assets or to carry on its business as it is now being conducted (collectively, the "Company Permits"), and all such Company Permits are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

                     (b) The Company, and any of its Subsidiaries that directly or indirectly receive reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") are certified for participation and reimbursement under the Medicare and Medicaid programs. The Company, and any of its Subsidiaries that directly or indirectly receive reimbursement or payments under the Medicare and Medicaid programs, the CHAMPUS and TRICARE programs and such other similar federal, state or local reimbursement or governmental programs, (collectively, the "Government Programs"), have current provider numbers and provider agreements required under such Government Programs. The Company, and any of its Subsidiaries that directly or indirectly receive payments under any non-governmental program, including any private insurance program (collectively, the "Private Programs"), have all provider agreements and provider numbers that are required under such Private Programs.

                     (c) The Company has made available to Parent correct and complete copies of the Company Permits relating to the Government Programs and the Private Programs (including the name of the issuing agency and the expiration date). All licenses, DEA registration certificates, provider numbers and provider agreements under all Government Programs and Private Programs have been provided to Parent.

                     (d) None of the Company, any of its Subsidiaries or any of their respective directors, officers, managers, employees or agents, is, and during the past two years has not been, in conflict with, or in default or violation of, (i) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (ii) any Company Permits, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No violation, default, Order or Legal Action exists with respect to the aforementioned Company Permits, Medicare or Medicaid certifications, provider agreements or provider numbers (collectively, "Company Regulatory Authorizations"), except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any pending and unresolved (or, if resolved, without material Liability to the Company or any of its Subsidiaries) written or oral notice of any violation or of any investigation or inquiry into an alleged or suspected violation of any Law or of any of the Company Regulatory Authorizations that would reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company and its Subsidiaries, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation or order with respect to any such Company Regulatory Authorizations, or to revoke, withdraw or suspend any such Company Regulatory Authorizations, or to terminate the participation of the Company or any of its Subsidiaries in any Government Program or Private Program.

                     (e) To the knowledge of the Company, since January 1, 2001, none of the Company, any of its Subsidiaries or any officer, professional employee or contractor of the Company (during the term of such individual's employment by the Company or while acting as an agent of the Company) or its Subsidiaries or Affiliates has been convicted of any crime, or knowingly engaged in any conduct, for which debarment or similar punishment is mandated or permitted by any applicable Law. None of the Company, any of its Subsidiaries or any officer, director or managing employee of the Company or any of its Subsidiaries and no Person providing professional services in connection with the operations of the Company or any of its Subsidiaries has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. ss.ss. 1320a-7, 1230a-7a, 1320a-7b, 1395nn or 1396b, 31 U.S.C. ss.ss. 3729-3733, or the federal
CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such Laws or related Laws, or under any criminal Laws relating to health care services or payments, or that are prohibited by rules of professional conduct.

                     (f) Since January 1, 2001, the Company and each of its Subsidiaries have timely filed all reports and billings required to be filed prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws, regulations, rules, manuals and guidance governing reimbursement and claims, except where the failure to file in a timely manner would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such reports and billings, to the knowledge of the Company, have not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by Law, and have no Liability under any

Government Program or Private Program for any material refund, overpayment, discount or adjustment. There are no pending appeals, adjustments, challenges, audits, inquiries, litigation or written notices of intent to audit with respect to such prior reports or billings, and during the last three years neither the Company nor any of its Subsidiaries has been audited, or otherwise examined by any Government Program or Private Program.

                     (g) Neither the Company nor any of its Subsidiaries (i) is a party to any consent, agreement or memorandum of understanding with any Governmental Entity, (ii) is subject to any Order or (iii) has adopted any board resolutions at the request of any Governmental Entity, in any case that restricts the conduct of its business or that in any manner relates to the management or operation of its business (collectively, "Company Regulatory Agreements"). To the knowledge of the Company, neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement.

                     (h) To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent or representative of the Company or any of its Subsidiaries has made, directly or indirectly, any (i) bribe or kickback, (ii) illegal political contribution,
(iii) payment from corporate funds which was improperly recorded on the books and records of the Company or any of its Subsidiaries, (iv) unlawful payment from corporate funds to governmental officials for the purpose of influencing their actions or the actions of the Governmental Entity which they represent or
(v) unlawful payment from corporate funds to obtain or retain any business.

                     Section 3.23 Insurance. All material policies of fire, liability, workers' compensation, director and officer, malpractice and professional liability and other forms of insurance providing insurance coverage to or for any of the Company and its Subsidiaries including loss runs in respect of each such policy for the last three years have been made available to Parent and (i) the Company or its Subsidiaries are named insureds under such policies,
(ii) all premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been paid, (iii) there has been no material lapse in coverage under such policies during any period for which the Company and its Subsidiaries have conducted their respective operations, (iv) each such policy has been issued on an "occurrence" basis and (v) no notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. None of the Company or its Subsidiaries has any obligation for retrospective premiums for any period prior to the Effective Time which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All such policies are in full force and effect and will remain in full force and effect up to and including the Effective Time, unless replaced with comparable insurance policies having comparable terms and conditions. No insurer has put the Company on notice that coverage has or may be denied with respect to any pending claim equal to or in excess of $500,000 submitted to insurer by the Company.

                     Section 3.24 Rights Agreement. Except for the Company Rights Agreement, neither the Company nor any Subsidiary of the Company has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the board of directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement. The Company has made available to Parent a correct and complete copy of the Company Rights Agreement in effect as of the date of this Agreement. The Company has taken all necessary action to:

                     (a) render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement; and

                     (b) ensure that (i) neither Parent, Merger Sub nor any of their Affiliates will become or be deemed to be an "Acquiring Person" (as defined in the Company Rights Agreement) and (ii) no "Distribution Date," "Shares Acquisition Date" or "Trigger Event" (each as defined in the Company Rights Agreement) will occur by reason of (A) the approval, execution or delivery of this Agreement, (B) the announcement or consummation of the Merger or (C) the consummation of any of the other transactions contemplated by this Agreement; and

                     (c) cause the Company Rights to terminate immediately upon the Effective Time.

                     Section 3.25 Takeover Statutes. The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement, including by approving this Agreement, the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other so-called "fair price," "moratorium," "control share acquisition" or other similar state anti-takeover laws ("Takeover Statutes") apply or purport to apply to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

                     Section 3.26 Opinion of Financial Advisor. Bear, Stearns & Co. Inc. (the "Company Financial Advisor") has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has made available to Parent a complete and correct copy of such opinion. The Company has obtained the authorization of the Company Financial Advisor to include a copy of such opinion in the Company Proxy Statement.

                     Section 3.27 Brokers and Finders. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial

Advisor would be entitled to any payment relating to the Merger or such other transactions.

                     Section 3.28 Information in Proxy Statement. (a) The Company Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (or any amendment thereof or supplement thereto), at the date first mailed to the Company stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion in such documents. The Company Proxy Statement and such other documents filed with the SEC by the Company shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                     (b) The information furnished to Parent and Merger Sub specifically for inclusion in the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by Parent or the Merger Sub in connection with the Merger, shall, at the date first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     Section 3.29 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Reports filed prior to the date hereof, from January 1, 2001 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's directors, officers, Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Section 3.29 of the Company Disclosure Letter sets forth a correct and complete list of all Contracts between the chief executive officer of the Company, on the one hand, and the Company or any of its Affiliates, on the other hand.

                     Section 3.30 No Other Representations or Warranties. The Company has not made, and does not hereby make, any representations or warranties, express or implied, except as specifically set forth herein.

                                    ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                     Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article IV of this Agreement reasonably readily apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub represent and warrant to the Company that:

                     Section 4.1 Organization and Power. Parent is a limited liability company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

                     Section 4.2 Authorization; Enforceability. Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The managing member of Parent has unanimously adopted resolutions approving this Agreement and the transactions contemplated by this Agreement. The board of directors of Merger Sub has unanimously adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated by this Agreement. The execution and delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company or corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

                     Section 4.3 Governmental Authorizations. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

                     (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

                     (b) the filing with the SEC of a Schedule 13E-3 and any other filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

                     (c) compliance with state securities or "blue sky" laws;

                     (d) the pre-merger notification required under the HSR Act; and

                     (e) assuming that all of the consents, approvals, authorizations, filings and notifications set forth in Section 3.5 of the Company Disclosure Letter have been obtained or made, where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

                     Section 4.4 Non-Contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not:

                     (a) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of formation, operating agreement and other organizational documents of Parent and the certificate of incorporation and bylaws of Merger Sub;

                     (b) contravene or conflict with, or result in any violation or breach of, any material Laws or Orders applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries ("Parent Assets") are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.3 have been obtained or made;

                     (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, "Parent Contracts"); or

                     (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts;

except, in the case of clauses (c) - (d) for any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

                     Section 4.5 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                     Section 4.6 Schedule 13E-3 and Proxy Information. (a) The
Schedule 13E-3 and any other document filed with the SEC by Parent or the Merger Sub in connection with the Merger (or any amendment thereof or supplement thereto), at the date first mailed to the Company stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by Parent or the Merger Sub with respect to (i) statements made therein based on


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
information supplied by the Company for inclusion in such documents and (ii) without limiting Section 4.6(b), the Company Proxy Statement and the exhibits thereto. The Schedule 13E-3 and such other documents filed with the SEC by Parent or the Merger Sub shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                     (b) The information furnished to the Company by Parent and Merger Sub specifically for inclusion in the Company Proxy Statement, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by the Company in connection with the Merger, shall, at the date first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     Section 4.7 Financing.

                     (a) Parent has entered into an equity commitment letter (the "Equity Commitment Letter") pursuant to which the equity financing source identified therein has committed to contribute to Parent up to $253,900,000 in the aggregate (the "Equity Financing"), subject to the terms and conditions therein and assuming that the conditions set forth in Sections 6.1 and 6.2 are satisfied as of the Closing. Parent has delivered correct and complete copies of the Equity Commitment Letter to the Company. As of the date hereof, the Equity Commitment Letter is in full force and effect and has not been amended or terminated in any manner adverse to the Company.

                     (b) Parent has entered into a debt commitment letter (the "Debt Commitment Letter" and together with the Equity Commitment Letter, the "Commitment Letters") pursuant to which the debt financing sources identified therein have committed to contribute to Parent up to $495,000,000 in the aggregate (the "Debt Financing" and together with Equity Financing, the "Financing"), subject to the terms and conditions therein and assuming that the conditions set forth in Sections 6.1 and 6.2 are satisfied as of the Closing. Parent has delivered correct and complete copies of the Debt Commitment Letter to the Company. As of the date hereof, the Debt Commitment Letter is in full force and effect and has not been amended or terminated in any manner adverse to the Company.

                     (c) To the knowledge of Parent, as of the date hereof, there are no conditions precedent related to the funding of the Financing other than as set forth in the Commitment Letters.

                     Section 4.8 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

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
                     Section 4.9 No Other Representations or Warranties. Parent and Merger Sub have not made, and do not hereby make, any representations or warranties, express or implied, except as specifically set forth herein.

                                    ARTICLE V

                                    COVENANTS

                     Section 5.1 Conduct of Business of the Company. During the period from the date of this Agreement until and including the Effective Time or the date on which this Agreement is terminated pursuant to its terms, except as expressly contemplated by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its current officers and key employees and preserve the good will of its customers, suppliers and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, during the period from the date of this Agreement until and including the Effective Time or the date on which this Agreement is terminated pursuant to its terms, and except as otherwise contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                     (a) amend any of the Company Organizational Documents;

                     (b) do or effect any of the following actions with respect to the Company Securities: (i) adjust, split, combine or reclassify any Company Securities, (ii) make, declare or pay any dividend (other than dividends paid by wholly-owned Subsidiaries) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any Company Securities, (iii) grant any Person any right or option to acquire any Company Securities other than to employees hired after the date hereof pursuant to the Company Option Plans consistent with past practice but in any event not in excess of 100,000 underlying Shares, (iv) issue, deliver, pledge, dispose of or sell any Company Securities (except pursuant to the exercise of the Company Stock Options or the conversion of any Convertible Notes that are outstanding as of the date of this Agreement) or (v) enter into any Company Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of any Company Securities;

                     (c) except for increases in salary, wages and benefits of officers or employees (i) consistent with past practice, (ii) in conjunction with new hires, promotions or other changes in job status, (iii) pursuant to existing collective bargaining agreements, or (iv) changes to Company Benefit Plans as of a beginning of a plan year in the ordinary course of business consistent with past practice, (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, (B) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee or (C) establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plans, except in each case to the extent required by applicable Laws or such plans;

                     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof with a purchase price in excess of $5,000,000, individually or in the aggregate, or acquire, lease or manage any material assets, other than the acquisition of inventory, equipment and customer prescription files in the ordinary course of business consistent with past practice;

                     (e) other than in the ordinary course of business consistent with past practice, not sell, lease, license or subject to any Lien or otherwise dispose of any material Company Assets other than (i) any Liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or, if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP, and
(ii) such mechanics and similar liens, if any, as arise in the ordinary course of business for amounts that are not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP;

                     (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                     (g) except for contracts entered into in the ordinary course of business consistent with past practice and commitments, amendments, modifications, terminations or waivers in the ordinary course of business consistent with past practice, not make any commitment (including any payment not expressly required thereunder) or enter into, or amend, modify, or terminate, or waive any rights under, any material Company Contract;

                     (h) without the prior written consent of Parent (which consent shall not be unreasonably withheld), not make any commitment or enter into, or amend, or terminate, or waive any rights under, any collective bargaining agreement;

                     (i) without the prior written consent of Parent (which consent shall not be unreasonably withheld), not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) borrowings under its existing revolving line of credit that are made in the ordinary course of business consistent with past practice and that do not result in aggregate borrowings at any time outstanding in excess of $120,000,000, and
(y) the endorsement of checks in the normal course of business consistent with past practice, (ii) enter into derivative, swap or any other off-balance sheet structure or transaction or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company and other than travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

                     (j) without the prior written consent of Parent (which consent shall not be unreasonably withheld), make any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, more than $2,500,000 in excess of the capital expenditures provided for in the Company's budget for 2003 (a correct and complete copy of which has been provided to Parent);

                     (k) change its accounting policies or procedures (including procedures with respect to payment of accounts payable), other than as required by GAAP or other applicable Laws;

                     (l) without the prior written consent of Parent (which consent shall not be unreasonably withheld) (i) fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or (ii) increase the premium on such policies or replacements thereof in excess of generally available market rates;

                     (m) settle or compromise any material Legal Actions (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of such Legal Actions where the settlement (i) either
(A) is limited solely to monetary payment or (B) would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole, (ii) includes a release of all material claims that are outside of the ordinary course of business consistent with past practice and (iii) the amount paid by the Company in all such settlements or compromises does not exceed any amounts reflected or reserved against in the September 2003 Balance Sheet by $4,000,000 in the aggregate or $2,000,000 for any individual settlement or compromise;

                     (n) not engage in any transaction with, or enter into any Contract or understanding with, directly or indirectly, any of the Company's Affiliates, including any transactions, Contracts or understandings with any Affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than transactions between the Company and its wholly-owned Subsidiaries or between the Company's wholly-owned Subsidiaries;

                     (o) effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Act of 1988 or any similar state Laws, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

                     (p) intentionally invalidate, abandon or dedicate to the public domain, any material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries, fail to respond within the applicable deadline to any U.S. Patent and Trademark Office or U.S. Copyright Office actions relating to material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries or fail to pay maintenance or similar fees for material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries so as to lead to its invalidation or abandonment; or

                     (q) authorize, propose or commit or agree to do any of the foregoing.

                     Section 5.2 Access to Information; Cooperation; Confidentiality.

                     (a) The Company shall, and shall cause its Subsidiaries, to
(i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries and (ii) make available as promptly as practicable such information concerning the Company and its Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted under this Section 5.2(a), however, will affect or be deemed to modify any representation or warranty made by the Company in this Agreement.

                     (b) The Company shall reasonably cooperate with and assist Parent with respect to the Financing, including (i) making available to Parent's financing sources all information reasonably requested by them to complete the Financing, (ii) assisting Parent, Merger Sub or such financing sources upon their reasonable request in the preparation of information memoranda (including financial information) to be used in connection with the Financing, including requests for audits, comfort letters or similar accounting reviews and legal opinions, and (iii) otherwise assisting such financing sources in all reasonable respects in their efforts, including by making reasonably available officers of the Company and its Subsidiaries, as appropriate, at meetings of prospective lenders in various locations. Unless this Agreement is terminated for any reason attributable to an action or omission of the Company, Parent will promptly reimburse the Company for any reasonable out-of-pocket expenses it incurs pursuant to this Section 5.2(b).

                     (c) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated April 4, 2003 (the "Confidentiality Agreement"), between Parent and the Company with respect to the information disclosed under this Section 5.2. Notwithstanding anything contained herein (or in the Confidentiality Agreement) to the contrary, any party to this

Agreement (and each Representative of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; provided that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial information regarding such transactions.

                     Section 5.3 No Solicitation.

                     (a) From the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with Article VII, except as specifically permitted in Section 5.3(e), 5.3(g) or 5.3(h)(ii), the Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, offers or proposals that constitute, or are reasonably likely to lead to, any Acquisition Proposal; (ii) engage in discussions or negotiations with, furnish or disclose any information relating to the Company or any of its Subsidiaries to, or in response to a request therefor, give access to the Company Assets or the books and records of the Company or its Subsidiaries to, any Person that has made or, to the knowledge of the Company, may be considering making any Acquisition Proposal or otherwise in connection with an Acquisition Proposal; (iii) grant any waiver or release under any standstill or similar Contract with respect to the Shares, any Company Securities or any Company Assets; (iv) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent; (v) approve, endorse or recommend any Acquisition Proposal; (vi) enter into any agreement in principle, arrangement, understanding or Contract relating to any Acquisition Proposal; or (vii) take any other action inconsistent with the obligations of the Company under this Section 5.3.

                     (b) The term "Acquisition Proposal" shall mean any Contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the Company stockholders generally) relating to (i) a merger, consolidation, or other business combination involving the Company or any of its Subsidiaries, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of twenty (20%) or more of the Company Assets (including the capital stock of (or other ownership interest in) any Subsidiary of the Company), (iii) a purchase or sale of Company Securities, in a single transaction or series of related transactions, representing twenty percent (20%) or more of the voting power of the capital stock of (or other ownership interest in) the Company or any of its Subsidiaries or any new class or series of stock that would be entitled to a class or series vote with respect to the Merger, including by way of a tender offer, exchange offer or issuance of any Company Securities in connection with any acquisition by the Company or any of its Subsidiaries or (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

                     (c) The Company shall, and shall cause each of its Subsidiaries and instruct its Representatives to, immediately cease any existing solicitations, discussions, negotiations or other activity with any Person then being conducted with respect to any Acquisition Proposal. The Company shall promptly inform its Representatives of the Company's obligations under this
Section 5.3. Without limiting the foregoing, the Company agrees that any breach of the restrictions set forth in this Section 5.3 by any Subsidiary of the Company or any of its or their Representatives shall be deemed to be a breach by the Company of this Section 5.3.

                     (d) The Company shall notify Parent within twenty-four (24) hours after receipt of (i) any Acquisition Proposal or indication that any Person is considering making an Acquisition Proposal, (ii) or any request for information relating to the Company or any of its Subsidiaries or (iii) any request for access to the Company Assets or the books and records of the Company or its Subsidiaries that the Company reasonably believes could lead to an Acquisition Proposal. The Company shall provide Parent promptly with the identity of such Person, a detailed description of such Acquisition Proposal, indication or request and, if applicable, a copy of such Acquisition Proposal. The Company shall keep Parent fully informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request.

                     (e) Subject to the Company's compliance with the provisions of this Section 5.3 and prior to the obtaining of the Requisite Company Vote, nothing in this Agreement shall prevent the Company or its board of directors from:

                     (i) engaging in discussions or negotiations with, or furnishing or disclosing any information relating to the Company or any of its Subsidiaries or, in response to a request therefor, giving access to the Company Assets or the books and records of the Company or any of its Subsidiaries to, any Person who has made a bona fide written and unsolicited Acquisition Proposal if the board of directors determines that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, but only so long as (x) the board of directors has (A) acted in good faith and by a majority of the independent members of the board of directors, (B) determined, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal and (C) determined, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws and (y) the Company (A) enters into a confidentiality agreement with such Person on terms and conditions no more favorable to such Person than those contained in the Confidentiality Agreement and (B) concurrently discloses or makes available the same information to Parent as it makes available to such Person; and

                     (ii) subject to compliance with Section 5.3(e)(i), entering into a definitive agreement providing for the implementation of a Superior Proposal, but only so long as (A) the board of directors, acting in good faith and by a majority of the independent members of the board of directors, has approved such definitive agreement, (B) the board of directors has determined, after consultation with a financial advisor of nationally recognized reputation, that such bona fide written and unsolicited Acquisition Proposal constitutes a Superior Proposal, (C) the board of directors of the Company has determined, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws and (D) the Company terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 7.4(a).

                     (f) The term "Superior Proposal" shall mean an Acquisition Proposal for at least a majority of the voting power of the Company's then outstanding securities or all or substantially all of the Company Assets, taken as a whole, which (i) is on terms and conditions more favorable from a financial point of view to the unaffiliated stockholders of the Company than those contemplated by this Agreement, (ii) the conditions to the consummation of which are all reasonably capable of being satisfied in a timely manner, (iii) for which financing, to the extent required, is then committed or reasonably likely to be available and (iv) which was not made in violation of any standstill or similar agreement to which the Company or any of its Subsidiaries is a party.

                     (g) The board of directors of the Company shall not (i) approve, endorse or recommend, or propose to approve, endorse or recommend, any Acquisition Proposal or (ii) enter into any agreement in principle or understanding or a Contract relating to an Acquisition Proposal, unless the Company terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 7.4(a).

                     (h) Notwithstanding the foregoing, (i) the board of directors of the Company shall be permitted to disclose to the stockholders of the Company a position with respect to an Acquisition Proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act and (ii) the board of directors of the Company may withdraw, modify or amend the Company Board Recommendation at any time if it determines, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws.

                     Section 5.4 Notices of Certain Events.

                     (a) The Company shall notify Parent as promptly as practicable of (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions, to the knowledge of the Company, threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries or any investigation, complaint, hearing or proceeding by or before any Governmental Entity relating to the Company or any of its Subsidiaries, (iv) except to the extent set forth in the Company Disclosure Letter, any material labor dispute involving the employees of the Company or its Subsidiaries and, whether or not previously disclosed, any adverse change or development of a significant nature relating to such a dispute, (v) any write-off or write-down of, or any determination to write-off or write-down, any asset of the Company or any of its Subsidiaries which write-off, write-down or determination exceeds $1 million individually or $5 million in the aggregate, together with any other write-off or write-down, or
(vi) any event, change, occurrence, destruction, damage, loss, circumstance or development between the date of this Agreement and the Effective Time that, in the case of this clause (vi), has made or would reasonably be expected, individually or in the aggregate, to make any of the representations or warranties of the Company contained in this Agreement untrue or inaccurate in a material respect or causes or would reasonably be expected, individually or in the aggregate, to cause any breach of the obligations of the Company under this Agreement.

                     (b) Parent shall notify the Company as promptly as practicable of (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any written notice from any financing source providing funds to effect the Merger and the other transactions contemplated hereby or (iv) any event, change, occurrence, destruction, damage, loss, circumstance or development between the date of this Agreement and the Effective Time that, in the case of clause (iii) and this clause (iv), has made or would reasonably be expected, individually or in the aggregate, to make any of the representations or warranties of Parent and Merger Sub contained in this Agreement untrue or inaccurate in a material respect or causes or would reasonably be expected to, individually or in the aggregate, to cause any breach of the obligations of Parent or Merger Sub under this Agreement.

                     Section 5.5 Company Proxy Statement and Schedule 13E-3.

                     (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. The Company shall use its commercially reasonable efforts to (i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests and (ii) cause the Company Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Company Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Company Proxy Statement and related correspondence and filings, (y) shall include all comments reasonably proposed by Parent for inclusion in such drafts, correspondence and filings and, (z) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the

Company Proxy Statement, this Agreement or any of the transactions contemplated thereby. The Company Proxy Statement shall include the Company Board Recommendation and a copy of the written opinion of the Company Financial Advisor referred to in Section 3.26. If at any time prior to the Effective Time any event shall occur that should, in the reasonable judgment of the Company, be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall, in accordance with the procedures set forth in this Section 5.5(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable.

                     (b) Merger Sub and any Person that may be deemed to be an Affiliate of the Company shall prepare and file concurrently with the filing of the Company Proxy Statement a Statement on Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, Merger Sub and such Person shall file such amendments or supplements.

                     Section 5.6 Company Stockholders Meeting. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable following the date hereof for the purpose of voting on adoption of this Agreement. Subject to Section 5.3(h)(ii), the Company shall use its reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and shall take all other action necessary or advisable to secure the Requisite Company Vote.

                     Section 5.7 Financing.

                     (a) Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Commitment Letters and to satisfy the conditions (to the extent such conditions are under the reasonable control of Parent) to obtaining the Financing set forth therein,
(ii) enter into definitive financing agreements (the "Financing Agreements") with respect to the Financing so that the Financing Agreements are in effect as promptly as practicable following satisfaction of the conditions to this Agreement set forth in Sections 6.1 and 6.2 and (iii) consummate the Financing as soon as practicable following satisfaction of the conditions to this Agreement set forth in Sections 6.1 and 6.2. Parent shall keep the Company reasonably informed of the status of the financing process.

                     (b) If the Commitment Letters or the Financing Agreements expire or are terminated for any reason, Parent shall (i) promptly notify the Company of such expiration or termination and the reasons therefor and (ii) use commercially reasonable efforts to obtain alternative financing to consummate the transactions contemplated by this Agreement; it being understood, however, that such commercially reasonable efforts would not require Parent to obtain financing that is (A) with respect to the economic terms thereof, on terms less favorable to Parent thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be (e.g., Parent shall not be required to increase the amount of either the Equity Financing or the Debt Financing (or the interest rates applicable thereto)) or (B) with respect to the non-economic terms thereof, on terms that are substantially similar to those set forth in the Commitment Letters or the Financing Agreements, as the case may be.

                     Section 5.8 Directors' and Officers' Indemnification and Insurance.

                     (a) All rights to indemnification now existing in favor of any current or former director, officer and employee of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in the Company Organizational Documents shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time.

                     (b) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to the Effective Time including, without limitation, in respect of the matters set forth herein. Parent shall indemnify and hold harmless, and provide advancement of expenses to the Indemnified Parties to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Organizational Documents subject to Parent's receipt of an undertaking by or on behalf of such Indemnified Party to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified.

                     (c) The Surviving Corporation shall maintain in effect for at least six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company or policies of at least the same coverage and amounts and containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as the Surviving Corporation is not required to pay an annual premium in excess of 200% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 200% amount being the "Maximum Premium"). If the Surviving Corporation is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, it shall instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. The Company represents that the last annual premium paid by the Company for such insurance was approximately $1,304,000.

                     Section 5.9 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, except, in the case of the Company, to the extent (a) specifically permitted by Section 5.3(e) or (b) its board of directors takes action in accordance with 5.3(g) or withdraws, modifies or amends the Company Board Recommendation in accordance with Section 5.3(h)(ii) and terminates this Agreement in accordance with Section 7.4(a).

                     Section 5.10 Consents; Filings; Further Action.

                     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its reasonable efforts to, as promptly as practicable (and with respect to any HSR Act filings no later than twenty (20) Business Days after the date hereof) (i) obtain any consents, approvals or other authorizations required in connection with the transactions contemplated by this Agreement and (ii) make any necessary filings and notifications, and thereafter make any other submissions either required or deemed appropriate by each of the parties to this Agreement, in connection with the transactions contemplated by this Agreement under (A) the Exchange Act, (B) the HSR Act, (C) the DGCL, (D) any other applicable Laws, (E) the rules and regulations of the NYSE and (F) the applicable requirements of any Industry Regulatory Authorities. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all such documents to the non-filing party and its advisors prior to filing. Neither Parent nor the Company shall file any such document if the other party shall have reasonably objected to the filing of such document. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other applicable Laws. Each of the parties hereto will use all reasonable efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of any other Governmental Entity for the transactions contemplated by this Agreement. Without limiting the foregoing sentence, neither Parent nor its Affiliates will attempt to acquire another entity who participates in the Company's industry if such attempt would delay or jeopardize Parent's ability to effect the Merger. Neither Parent nor the Company shall (x) independently participate in any meeting, or, to the extent practicable, engage in any substantive conversation, with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate or (y) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld.

                     (b) Each of Parent and the Company shall promptly inform the other party upon receipt of any notice or other communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                     Section 5.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws, any Order or the requirements of the NYSE, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                     Section 5.12 Stock Exchange De-listing. Parent shall cause the Company Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

                     Section 5.13 Fees, Costs and Expenses. Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such Expenses, except (a) that Expenses incurred in connection with the filing fee under HSR Act shall be shared equally by Parent and the Company and (b) as otherwise provided in Sections 5.2(b) and 7.6.

                     Section 5.14 Takeover Statutes. If any Takeover Statute is or may become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute.

                     Section 5.15 Defense of Litigation. The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Legal Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate in good faith with Parent and Merger Sub in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give due consideration to Parent's advice with respect to such stockholder litigation and shall not settle any such litigation without the prior written consent of Parent.

                     Section 5.16 Rights Agreement. The board of directors of the Company shall take all further action (in addition to that referred to in Section 3.24) requested by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the board of directors of the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement (other than any such amendment solely to ensure that the Company Rights remain redeemable) or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement (including a redemption of the Company Rights or any action to facilitate an Acquisition Proposal).

                     Section 5.17 Tax Matters. During the period from the date of this Agreement until the Effective Time or the date on which this Agreement is terminated pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to:

                     (a) prepare and timely file all material Tax Returns required to be filed by them on or before the Closing Date, including any applicable extensions ("Post-Signing Returns"), in a manner consistent with past practice, except as otherwise required by applicable Laws;

                     (b) consult with Parent with respect to all income tax Post-Signing Returns and deliver drafts of such income tax Post-Signing Returns to Parent for its review no later than ten (10) Business Days prior to the date on which such income tax Post-Signing Returns are required to be filed;

                     (c) fully and timely pay all Taxes due and payable shown on such Post-Signing Returns that are so filed;

                     (d) adequately provide for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner consistent with past practice (except as otherwise required by applicable Law) and in accordance with GAAP;

                     (e) promptly notify Parent of any Legal Action or audit pending or threatened against the Company or any of its Subsidiaries in respect of any material Tax matter, and not settle or compromise any such Legal Action or audit without Parent's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed; and

                     (f) not make or revoke any material Tax election, amend any material Tax Return, or adopt or change a Tax accounting method without Parent's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

                     Section 5.18 Infringement of Company Intellectual Property.

                     The Company shall promptly notify Parent of any material infringement of any Company Intellectual Property owned by the Company or its Subsidiaries of which it becomes aware and shall consult with Parent regarding the course of action that is advisable in order to protect such Company Intellectual Property.

                     Section 5.19 Employee Matters.

                     (a) It is Parent's general intention that for a period ending not earlier than the first anniversary of the Effective Time, employees of the Company and its Subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided base salary or hourly wage rates that are no less favorable than those provided for such employees immediately prior to the Effective Time; provided, however, that neither Parent nor the Surviving Company shall have any obligation to continue to employ such Affected Employees for any period of time on or after the Effective Time and any such employment shall be on "at will" basis; provided, further, that any Affected Employee whose employment with the Company and its Subsidiaries is governed by a collective bargaining agreement will continue to receive compensation and employee benefits in accordance with the terms of such collective bargaining agreement.

                     (b) With respect to any benefit plan, program, arrangement (including any "employee benefit plan" (as defined in Section 3(3) of ERISA) and any vacation program), Parent shall, and shall cause the Surviving Corporation to, recognize the service with the Company and its Subsidiaries prior to the Effective Time of Affected Employees for purposes of eligibility and vesting (but not benefit accrual) under such plan or program.

                     (c) With respect to any welfare plan in which employees of the Company and its Subsidiaries are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and its Subsidiaries prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

                     (d) With respect to any accrued but unused vacation time to which any Affected Employee is entitled pursuant to the vacation policy applicable to such employee prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) either allow such Affected Employee to use such accrued vacation or pay to such Affected Employee in cash the amount of such accrued vacation pay and (ii) pay in cash the accrued vacation of any Affected Employee whose employment terminates for any reason on or after the Effective Time.

                                   ARTICLE VI

                                   CONDITIONS

                     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                     (a) Company Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Company Vote.

                     (b) Antitrust. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                     Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers set forth therein), as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except, in each case, where the failure of the representations and warranties described in this Section 6.2(a) to be true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; provided, however, that the representations and warranties made in Sections 3.5 (Governmental Authorizations), 3.6(a) (Non-Contravention), 3.6(b) (Non-Contravention), 3.7 (Capitalization), 3.8 (Options and Other Rights), 3.11 (Financial Statements; Liabilities) and the last sentence of Section 3.16(b) (Labor Relations) shall be true and correct in all material respects at the time made and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                     (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                     (c) Officer's Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

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
(d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity listed in Section 6.3(d) of the Company Disclosure Letter shall have been obtained.

                     (e) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that (i) restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement or (ii) would require Parent or the Company to consent to or become subject to any condition, restriction, prohibition or other requirement to which such Person is not subject as of the date hereof and consisting of a requirement to (A) sell, transfer, license, divest, place in trust, or otherwise dispose of any assets, (B) agree or consent to (or otherwise become subject to) any prohibition of, or limitation on, the acquisition, ownership or operation of any assets, (C) terminate any existing relationships or Contract rights or agree to forego any such relationships or rights that may arise or become available in the future, that, in the case of clause (ii), would reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

                     (f) Financing Proceeds. Parent shall have received the proceeds of the Financing (i) with respect to the economic terms thereof, on terms no less favorable to Parent thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be (e.g., Parent shall not be required to increase the amount of either the Equity Financing or the Debt Financing (or the interest rates applicable thereto)) or (ii) with respect to the non-economic terms thereof, on terms that are substantially similar to those set forth in the Commitment Letters or the Financing Agreements, as the case may be.

                     (g) Consents Under Agreements. The Company shall have obtained the consents, approvals and other authorizations set forth in Section 6.2(g) of the Company Disclosure Letter.

                     (h) Director Resignations. Parent shall have received written resignation letters from each of the members of the board of directors (or other persons performing similar functions) of the Company's Subsidiaries effective as of the Effective Time.

                     (i) Employment Agreements. The AJC Agreement shall be in full force and effect and AJC shall not have died, become incapacitated or otherwise not in a position to perform his obligations thereunder.

                     (j) Appraisal Rights. Appraisal rights shall not have been exercised and notice of the intention to exercise such rights shall not have been given in accordance with the provisions of Section 262(d) of the DGCL by the stockholders of the Company with respect to more than fifteen percent (15%) of the issued and outstanding Shares as of immediately prior to the Effective Time.

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
                     (k) Company Rights. No "Distribution Date," "Share Acquisition Date" or "Trigger Event" (as each such term is defined in the Company Rights Agreement) shall have occurred.

                     (l) Litigation. There shall not have been instituted and pending any Legal Action by or before any Governmental Entity, commenced after the date hereof or not otherwise disclosed to Parent, that, in the good faith judgment of Parent, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                     Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of the Parent contained in this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers set forth therein), as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except where failure of the representations and warranties described in this
Section 6.3(a) to be true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

                     (b) Performance of Obligations. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                     (c) Officer's Certificate. The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b).

                     (d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity listed in Section 6.3(d) of the Company Disclosure Letter shall have been obtained.

                     (e) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

                     Section 6.4 Frustration of Closing Conditions. None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                     Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company so long as such termination has been duly authorized by their respective boards of directors or other applicable governing bodies.

                     Section 7.2 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

                     (a) if the Merger has not been consummated by June 30, 2004, provided that the right to terminate this Agreement under this clause (a) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

                     (b) if any Law prohibits consummation of the Merger;

                     (c) if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable; or

                     (d) if this Agreement is not adopted by the Requisite Company Vote at a duly held Company Stockholders Meeting or adjournment or postponement thereof.

                     Section 7.3 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

                     (a) if the board of directors of the Company fails to make, withdraws or modifies in any manner adverse to Parent, the Company Board Recommendation;

                     (b) if (i) the board of directors of the Company approves, endorses or recommends a Superior Proposal, (ii) the Company enters into an agreement in principle, arrangement or understanding or a Contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days of the commencement thereof, (iv) the board of directors of the Company shall exempt any other Person from the provisions of Section 203 of the DGCL, (v) the board of directors of the Company shall exempt any other Person under the

Company Rights Agreement, (vi) the board of directors of the Company or the Company at the direction of the board of directors of the Company makes any communication to the stockholders of the Company that is materially inconsistent with the Company Board Recommendation (in a manner that is adverse to Parent) or
(vii) the Company or its board of directors publicly announces its intention to do any of the foregoing;

                     (c) if the board of directors of the Company shall have refused to affirm its approval or recommendation of this Agreement of the Merger within five Business Days of any written request from Parent or there shall have been a breach by the Company of its representations or warranties contained in
Section 3.24 of this Agreement;

                     (d) if the chief executive officer or the chief financial officer of the Company fails to provide the necessary certifications when due, under Sections 302 or 906 of the Sarbanes Oxley Act of 2002;

                     (e) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach
(i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (ii) is not curable or has not been cured by the Company within twenty (20) Business Days after the Company's receipt of written notice of such breach from Parent; or

                     (f) if, on or prior to March 31, 2004, the Company shall have not publicly filed its Annual Report on Form 10-K for the fiscal year ending December 27, 2003, containing the audited consolidated financial statements of the Company and its consolidated Subsidiaries for such period and accompanied by an opinion of PricewaterhouseCoopers LLP, in its capacity as the Company's independent accountants, that is free of any qualifications or, if at any time after the date hereof, there is any restatement of the Company's consolidated financial statements.

                     Section 7.4 Termination by the Company. This Agreement may be terminated by the Company:

                     (a) at any time prior to the obtaining of the Requisite Company Vote, if a majority of the independent members of the board of directors of the Company approves , and the Company concurrently with such termination enters into, a definitive agreement, arrangement, understanding or Contract providing for the implementation of a Superior Proposal, so long as:

                     (i) the Company is not then and has not been in breach of any of its obligations under Section 5.3;

                     (ii) the board of directors of the Company shall have authorized the Company, subject to complying with the terms and conditions of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice;

                     (iii) during the three Business Day period following Parent's receipt of such notice, (A) the Company shall have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), and shall have instructed its respective financial and legal advisors to have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), Parent to make adjustments in the terms and conditions of this Agreement, and
(B) the board of directors of the Company shall have concluded, after considering the results of such negotiations and the revised proposals made by Parent, if any, that any Superior Proposal giving rise to such notice continues to be a Superior Proposal;

                     (iv) such termination occurs within two Business Days following the three Business Day period referred to in Section 7.4(a)(iii); and

                     (v) immediately prior to and as a condition precedent to such termination, the Company makes the payment required by Section 7.6(b);

                     (b) if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach
(i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) is not curable or has not been cured by Parent within twenty
(20) Business Days after Parent's receipt of written notice of such breach from the Company; or

                     (c) if any Commitment Letter or Financing Agreement expires or is terminated for any reason and within 30 days of such expiration or termination Parent does not enter into alternative financing to consummate the transactions contemplated by this Agreement in a form that is either (i)on substantially similar terms to such Commitment Letter or Financing Agreement or
(ii) reasonably satisfactory to the Company.

                     Section 7.5 Effect of Termination. If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, member, partner or Representative of such party), except that if such termination results from the willful (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.2(c), 5.13, 7.5, 7.6 and, to the extent applicable, Article VIII, shall survive any termination of this Agreement.

                     Section 7.6 Expenses Following Termination.

                     (a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.13.

                     (b) Promptly (and in any event no later than two (2) Business Days following the occurrence of the following events) the Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds the sum of (x) an amount equal to the Expenses of the Parent and its Affiliates up to a maximum amount of $2,000,000 plus (y) $10,000,000 if:

                     (i) this Agreement is terminated by the Company pursuant to
Section 7.4(a); provided, however, that in such case payment shall be made immediately prior to and as a condition precedent to such termination;

                     (ii) this Agreement is terminated by Parent pursuant to Sections 7.3(a), 7.3(b) or 7.3(c); or

                     (iii) (A) an Acquisition Proposal shall have been made or proposed to the Company or its stockholders or otherwise publicly announced (whether or not conditional and whether or not withdrawn), (B) this Agreement is terminated by (x) Parent pursuant to Section 7.2(a) and the circumstances prescribed in the proviso to Section 7.2(a) apply to the Company, (y) either Parent or the Company pursuant to Section 7.2(d) or (z) Parent pursuant to
Section 7.3(e) and such termination is in connection with a willful breach by the Company of any of its representations, warranties or covenants, and (C) within twelve (12) months following the date of such termination, the Company or any of its Subsidiaries enters into any agreement in principle, arrangement or Contract providing for the implementation of any Acquisition Proposal or shall consummate any Acquisition Proposal, regardless of whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in clause
(A); provided, however, that for purposes of Section 7.6(b)(iii)(C) only, Acquisition Proposal shall mean any Contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the Company stockholders generally) relating to (i) a merger, consolidation, or other business combination involving the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of twenty (20%) or more of the revenues or book or fair market value of the Company Assets (including the capital stock of (or other ownership interest in) any Subsidiary of the Company), (iii) a purchase or sale of Company Securities, in a single transaction or series of related transactions, representing twenty percent (20%) or more of the voting power of the capital stock of (or other ownership interest in) the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets or any new class or series of stock that would be entitled to a class or series vote with respect to the Merger, including by way of a tender offer, exchange offer or issuance of any Company Securities in connection with any acquisition by the Company or any of its Subsidiaries or (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets, in each case other than the transactions contemplated by this Agreement.

                     (c) The Company acknowledges that (i) the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement and (ii) without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to pay when due any amounts required to be paid by it pursuant to this Section 7.6 and, in order to obtain such payment, Parent commences a Legal Action which results in a judgment against the Company for such amounts, then in addition to the amount of such judgment, the Company shall pay to Parent an amount equal to the fees, costs and expenses (including attorneys' fees, costs and expenses) incurred by Parent in connection with such Legal Action, together with interest from the date of termination of this Agreement on all amounts so owed at the prime rate per annum, as published by Citibank N.A., in effect from time to time during such period, plus 2%.

                     Section 7.7 Amendment. This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, so long as no amendment that requires stockholder approval under applicable Laws shall be made without such required approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

                     Section 7.8 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document or instrument delivered under this Agreement or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                     Section 7.9 Procedure for Termination, Amendment, Extension or Waiver. In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the board of directors or other applicable governing body of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized designee of the board of directors or other applicable governing body of the party or parties entitled to extend or waive that obligation or condition.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                     Section 8.1 Certain Definitions. For purposes of this
Agreement:

                     (a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition,

"control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                     (b) "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

                     (c) "Code" means the Internal Revenue Code of 1986.

                     (d) "Company Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan (as defined in Section 132 of the Code), whether written or oral, including any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any employee or former employee of the Company has any present or future right to benefits.

                     (e) "Company Material Adverse Effect" means any material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, but shall exclude any changes, effects, events, circumstances, occurrences or states of facts (i) in general economic, financial or market conditions; (ii) directly arise out of or are directly attributable to the acts of Parent and/or its Affiliates (other than as contemplated by this Agreement);
(iii) that generally affect the industries in which the Company operates or (iv) that arise out of or are attributable to the identity of Parent.

                     (f) "Contracts" means any material contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations (whether written or oral).

                     (g) "ERISA" means the Employee Retirement Income Security Act of 1974.

                     (h) "Hazardous Substances" means: (i) any substance that is listed, classified or regulated under any Law as toxic or hazardous or capable of causing contamination or pollution; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; or (iii) any other substance that is or may become the subject of regulatory action under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss.ss. 2701 et seq., or the Clean Water Act, 33 U.S.C. ss.ss. 1401 et seq.

                     (i) "Industry Regulatory Authorities" shall mean the Food and Drug Administration, Drug Enforcement Administration, the Medicare, Medicaid, CHAMPUS and TRICARE programs, applicable state boards of pharmacy and governmental liquor authorities.

                     (j) "Intellectual Property" shall mean all of the following, as they exist anywhere in the world: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) ("Patents"); (ii) trademarks, service marks, trade dress, trade names, brand names, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto ("Trademarks"); (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information, concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications, extensions, improvements, and other proprietary information and rights (whether or not patentable or subject to copyright protection) ("Trade Secrets"); (v) computer software programs, including all source code, object code, and documentation related thereto ("Software"); and (vi) domain names.

                     (k) "knowledge" means, when used with respect to Parent, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(k) of the Parent Disclosure Letter and with respect to the Company, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(k) of the Company Disclosure Letter.

                     (l) "IP Licenses" shall mean licenses, sublicenses and other agreements or permissions, including the right to receive royalties or any other consideration, related to Intellectual Property.

                     (m) "Laws" means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

                     (n) "Liens" means any lien, pledge, mortgage, deed of trust, security interest, claim or encumbrance of any kind or nature whatsoever, other than exclusive licenses of Intellectual Property.

                     (o) "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                     (p) "Orders" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

                     (q) "Parent Material Adverse Effect" means any material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries, taken as a whole, or on the ability of the Parent to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

                     (r) "Permitted Liens" means (i) Liens securing indebtedness described in Section 3.20(e) of the Company Disclosure Letter, (ii) Liens securing Liabilities described in Section 3.11(b) of this Agreement, (iii) any Liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP and (iv) such mechanics and similar liens, if any, as arise in the ordinary course of business for amounts that are not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP.

                     (s) "Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, labor union, joint venture, Governmental Entity, Industry Regulatory Authority or other entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                     (t) "Representatives" means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, controlling persons and other representatives of Parent, its Affiliates and its Subsidiaries or the Company, its Affiliates and its Subsidiaries.

                     (u) "Subsidiary" means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power, directly or indirectly, to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned, directly or indirectly, by such entity.

                     (v) "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any information, schedule or attachment thereto or amendment thereof.

                     (w) "Taxes" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, customs, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), whether collected by withholding or otherwise, including
(x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

                     (x) "Treasury Regulations" means the Treasury regulations promulgated under the Code.

                     Section 8.2 Interpretation. The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words "include," "includes" and "including" shall not be limiting and shall be deemed to be followed by the phrase "without limitation." Unless the context shall require otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under such Law. References to a Person also refer to its predecessors and permitted successors and assigns.

                     Section 8.3 Survival. None of the representations or warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

                     Section 8.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.

                     Section 8.5 Submission to Jurisdiction. The parties to this Agreement (a) irrevocably submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

                     Section 8.6 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

                     Section 8.7 Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

                   If to Parent or Merger Sub, to:

                   c/o Oak Hill Capital Partners, L.P.
                   65 East 55th Street
                   New York, New York 10022
                   Facsimile:  212-758-3572
                   Attention:  John R. Monsky, Esq.

                   with a copy to:

                   Paul, Weiss, Rifkind, Wharton & Garrison LLP
                   1285 Avenue of the Americas
                   New York, New York 10019-6064
                   Facsimile:  (212) 757-3990
                   Attention:  Robert B. Schumer, Esq.

                   If to the Company, to:

                   440 Ninth Avenue
                   New York, New York 10001
                   Facsimile:  (212) 594-0832
                   Attention:  Michelle Bergman, Esq.

                   with a copy to:

                   Weil, Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, New York 10153
                   Facsimile:  (212) 310-8007
                   Attention:  Jeffrey J. Weinberg, Esq.
                   Raymond O. Gietz, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.7, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.7, or (c) if delivered by facsimile, when such legible facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

                     Section 8.8 Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and any document or instrument delivered pursuant hereto constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

                     Section 8.9 No Third-Party Beneficiaries. Except as expressly provided in Section 5.8, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

                     Section 8.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

                     Section 8.11 Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

                     Section 8.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that Parent may designate, by written notice to the Company, a Subsidiary that is wholly-owned by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation.

                     Section 8.13 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy

                     Section 8.14 Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which are entitled at law or in equity.

                     Section 8.15 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

                            [Signature page follows]

                     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                        REX CORNER HOLDINGS, LLC

                                        By:   /s/ John Monsky
                                              ---------------------------------
                                              Name: John Monsky
                                              Title: Vice President



                                        REX CORNER ACQUISITION CORP.

                                        By:   /s/ John Monsky
                                              ---------------------------------
                                              Name: John Monsky
                                              Title: Vice President



                                        DUANE READE INC.

                                        By:   /s/ Michelle Bergman
                                              ---------------------------------
                                              Name: Michelle Bergman
                                              Title: Vice President

                                                                     Exhibit A

                            CERTIFICATE OF MERGER OF

                                DUANE READE INC.

                                 WITH AND INTO

                          REX CORNER ACQUISITION CORP.

                ------------------------------------------------


                     Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (the "General Corporation Law"), the undersigned corporation executed the following Certificate of Merger:

                     FIRST: The name of the corporation surviving the merger is Duane Reade Inc., and the name of the corporation being merged into this corporation is Rex Corner Acquisition Corp.

                     SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

                     THIRD: The name of the surviving corporation is Duane Reade Inc., a Delaware corporation (the "Corporation").

                     FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated as follows:

                      1. Name. The name of the Corporation is Duane Reade Inc.

                      2. Address; Registered Office and Agent. The address of the Corporation's registered office is 615 DuPont Highway, Dover, Kent County, Delaware 19901 and the name of its registered agent at such address is National Corporate Research, Ltd.

                      3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                      4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.

                      5. Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of members of the board of directors of the Corporation (the "Board") need not be by written ballot.

                      6. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                      Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                      7. Indemnification.

                                 7.1 Right to Indemnification. The Corporation
                      shall indemnify and hold harmless each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (a "Covered Person"), to the fullest extent permitted by General Corporation Law. The right to indemnification conferred in this Section 7 shall be a contract right.

                                 7.2 Other Indemnification. Nothing in this
                      Section 7 shall limit the right of the Corporation to provide, by action of its Board, indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board shall determine to be appropriate and authorized by the General Corporation Law.

                                 7.3 Prepayment of Expenses. The right of any
                      person to indemnification conferred in this Section 7 shall also include the right to be paid by the Corporation the expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition to the fullest extent authorized by the General Corporation Law, subject to receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                                 7.4 Other Sources. The Corporation's
                      obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

                                 7.5 Insurance. The Corporation shall have the
                      power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the General Corporation Law.

                                 7.6 Nonexclusivity of Rights. The rights to
                      authority conferred in this Section 7 shall not be exclusive of any other right that any Covered Person may otherwise have or hereafter acquire.

                                 7.7 Amendment or Repeal of Certificate of
                      Incorporation or By-laws. Neither the amendment nor repeal of this Section 7, nor the adoption of any provision of this Certificate of Incorporation or the By-laws, nor, to the fullest extent permitted by the General Corporation Law, any modification of law, shall eliminate or reduce the effect of this Section 7 in respect of any act or omission occurring prior to such amendment, repeal, adoption or modification.

                      8. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

                      9. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                     FIFTH: The merger is to become effective on the date hereof.

                     SIXTH: The Agreement of Merger is on file at Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, the place of business of the Corporation.

                     SEVENTH: A copy of the Agreement of Merger will be furnished by the Corporation on request, without cost, to any stockholder of the constituent corporations.

                     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer, this _____ day of ________________, A.D., 2004.



                                     DUANE READE INC.

                                     By: _________________________________
                                         Name:
                                         Title: